Exhibit 10.2

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Agreement”), dated April 22, 2025, is entered into by and among JX Luxventure Group Inc., a corporation established under the laws of the Republic of Marshall Islands (the “Company”) and individuals or entities listed on the signature pages (each, a “Holder” and, collectively, the “Holders”).

WHEREAS, as of the date of this Agreement, each Holder is the sole owner and the record holder of the promissory note issued by the Company to such Holder in principal amount of $230,000 (the “Investor Note”); and

WHEREAS, each Holder desires to convert $230,000, representing the total outstanding amount under the Investor Note, into 11,500 shares of the Company’s new series of preferred stock, par value $0.0001 per share, designated as Series F Convertible Preferred Stock, having the relative rights, preferences and privileges as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock (the “Certificate of Designation of Series F Stock”), a form of which is attached hereto as Exhibit A, and to effectuate such conversion on the terms and conditions provided for in this Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. The Exchange.

(a) Issuance of Series F Convertible Preferred Stock; Cancellation of Indebtedness. Subject to the terms and upon satisfaction of conditions set forth in this Agreement, at the closing of the transactions contemplated by this Agreement (the “Closing”), the Company shall issue to all Holders an aggregate of 69,000 shares of Series F Convertible Preferred Stock (each Holder will receive 11,500 shares of the Company’s Series F Convertible Preferred Stock) pursuant to the terms of the Certificate of Designation of Series F Stock, in exchange for the cancellation of all indebtedness owed by the Company to each Holder, under the terms of the Investor Note issued to each such Holder by the Company (the “Exchange”).

(b) Exemption from Registration Requirements. It is the intent of the parties that the Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9), or Section 4(a)(2) or Regulation S promulgated thereunder, as applicable.

(c) Release. Subject to the terms and conditions of this Agreement, at the Closing, each Holder hereby releases, waives, discharges and relinquishes any and all rights, claims, demands, contentions and causes of action of every kind, nature, character and description whatsoever, whether known or unknown, suspected or unsuspected, apparent or concealed, fixed or contingent, arising from the Investor Note on or before the Closing, which it now has or hereafter may be entitled to claim against the Company, its directors, officers, managers, members, agents and employees (the “Released Parties”), including but without limiting the generality of foregoing, all claims arising from or in connection with or otherwise resulting from any matter, event, state of facts, claim, contention or cause whatsoever, occurring or existing in connection with or relating to the debt evidenced by the Investor Note on or before the Closing Date (collectively, the “Claims”). Each such Holder agrees that the waiver and release described in this Section 1(c) applies to all Claims, whether or not such Holder currently knows about them or suspects that they exist. Notwithstanding anything to the contrary expressed or implied herein, however, none of the foregoing released Claims shall include any claims against a Released Party arising by reason of such Released Party’s breach of this Agreement. In addition, none of the foregoing releases extend to any breach of this Agreement, and no remedies for any such breach are being released herein.

2. Closing and the Closing Deliveries.

The Closing shall occur on or before May 16, 2025 (the “Closing Date”) at the office of the Company or as to be agreed by the parties to this Agreement, subject to the satisfaction of all conditions set forth below:

(a) Prior to the Closing Date, the Company shall have established the Series F Convertible Preferred Stock by filing the Certificate of Designation of Series F Stock with the Registrar of the Corporation of the Company, in accordance with applicable provisions of the Marshall Islands Business Corporations Act (the “BCA”).

(b) At least 15 calendar days prior to the Closing Date and the issuance of the Series F Convertible Preferred Stock and shares of common stock; $0.0001 par value per share (the “Common Stock”) issuable upon conversion of shares of Series F Convertible Preferred Stock (the “Conversion Shares”), the Company shall have submitted a Listing of Additional Shares Notification Form with Nasdaq Capital Market (“Nasdaq”) relating to the issuance of the Series F Convertible Preferred Stock and the Conversion Shares.

(c) Prior to the Closing, the shareholders of the Company approved the issuance of 20% or more of the Company’s issued and outstanding share capital pursuant to the terms of this Agreement and the terms of Certificate of Designation of Series F Stock, as required by Nasdaq Marketplace Rule 5635.

(d) On or prior to the Closing Date, the parties shall deliver to each other a duly executed copy of this Agreement;

(e) At the Closing, each Holder shall deliver to the Company a copy of the Investor Note for cancellation.

(f) Upon the Closing, the Company shall issue or instruct the Company’s transfer agent to issue, as applicable, 11,500 shares of Series F Convertible Preferred Stock to each Holder in non-certificated, electronic form and provide the statement of ownership of these Series F Convertible Preferred Stock to the Holder; such shares will be free and clear of all liens and encumbrances, except for restriction on transfer under the Securities Act.

3. Representations and Warranties of the Company. As of the date of this Agreement and as of the Closing Date, the Company hereby represents and warrants to the Holders that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Marshall Islands, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted.

(b) Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the other agreements contemplated hereby, to effectuate the Exchange, to sell and issue the Shares and to carry out and perform its obligations under the terms of this Agreement.

(c) Authorization. All corporate action on the part of the Company and its officers, directors and shareholders necessary for the (i) authorization, execution, delivery and performance of this Agreement, (ii) authorization, sale, issuance and delivery of the Shares and (iii) performance of all of the Company’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts; Consents. The execution, delivery and performance by the Company of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the articles of incorporation or bylaws of the Company, each as amended to date; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party. No consent, approval, waiver or authorization is required to be obtained by the Company from any person in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, other than the filing of a Current Report on Form 6-K with the Securities and Exchange Commission (the “SEC”).

(e) Valid Issuance of Series F Convertible Preferred Stock. Prior to the Closing Date, the Company established the Series F Convertible Preferred Stock in accordance with applicable provisions of the BCA. The Series F Convertible Preferred Stock, issuable pursuant to the terms of this Agreement, have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable. The Conversion Shares, issuable subject to shareholder approval, will be duly and validly issued, fully paid and nonassessable. The Series F Convertible Preferred Stock and the Conversion Shares will be free and clear of any liens or encumbrances; provided, however, that such shares shall be subject to restrictions on transfer imposed under the Securities Act or other applicable US securities laws. None of the Series F Convertible Preferred Stock and the Conversion Shares will be subject to any preemptive rights or rights of first refusal.

4. Representations and Warranties of each Holder. As of the date of this Agreement and as of the Closing Date, each Holder, separately, and not jointly, hereby represents and warrants to the Company that the following representations and warranties are true and complete as of each respective date:

(a) Organization and Standing. If such Holder is an entity, the Holder is duly organized, validly existing under, and by virtue of, the laws of the state of its incorporation or formation, as the case may be, and is in good standing under such laws.

(b) Corporate Power. Each such Holder has all power and authority to execute and deliver this Agreement, purchase the Series F Convertible Preferred Stock, effectuate the Exchange, and carry out and perform its obligations under the terms of this Agreement and the transactions contemplated hereby.

(c) Authorization. All action on the part of each such Holder necessary for the authorization, execution, delivery and performance of this Agreement, the purchase of the Series F Convertible Preferred Stock, and the performance of all of the Holder’s obligations hereunder have been taken or will be taken prior to the Closing. This Agreement has been duly executed by the Holder and constitutes the valid and legally binding obligation of each such Holder, enforceable against such Holder in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d) For Holder’s Account. Each Holder represents and confirms that the Shares to be issued to the Holder in the Exchange are being and will be acquired for such Holder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(e) Accredited Investor, Non-US Person and Investment Experience.

(i)	If such Holder is a U.S. person, such Holder is an accredited investor, as such term is defined in Regulation D promulgated under the Securities Act. Such Holder represents that he/she/its and its representatives are experienced in evaluating and investing in securities of companies similar to the Company and that such Holder can bear the economic risk of an investment in the Series F Convertible Preferred Stock and the Conversion Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Company’s equity securities in exchange for the Investor Note;

(ii)	If such Holder is not a U.S. person, as defined in Regulation S of the Securities Act, and is not an Affiliate (as defined in Rule 50l(b) under the Securities Act) of the Company and is not acquiring the Series F Convertible Preferred Stock and the Conversion Shares for the account or benefit of a U.S. Person:

1)	such Holder was outside of the United States at the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement;

2)	such Holder will not, during the period commencing on the date of issuance of the Series F Convertible Preferred Stock and ending on the six month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Conversion Shares, issuable upon conversion of Series F Convertible Preferred Stock in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S; each such Holder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Conversion Shares only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws;

3)	the transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person and are not part of a plan or scheme to evade the registration requirements of the Securities Act; neither such Holder nor any person acting on his or its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Company’s securities;

4)	Each such Holder agrees not to cause any advertisement of the Series F Convertible Preferred Stock and the Conversion Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(f) Ownership of the Debt. Each Holder is the sole owner and the record holder of the Investor Note. Each Holder has good, valid and marketable title of the principal amount of the Investor Note, free and clear of all liens, mortgages, charges or other encumbrances and any preemptive or subscription rights, and has not assigned or otherwise transferred or granted any interest in the Investor Note to any person.

(g) No Consents. Each Holder is not required to obtain any order, consent, approval or authorization of any person or entity in connection with the execution and delivery of this Agreement or the Exchange.

(h) Information on the Company. Each such Holder has been furnished with all information it has requested from the Company and considered all factors the Holder deems material in deciding on the advisability of converting the Investor Note, to the Series F Convertible Preferred Stock. Each such Holder has reviewed, or had an opportunity to review, all of the filings made by the Company with the SEC including without limitation the “Forward Looking Statements” disclaimers contained therein. In addition, the Holder has reviewed and acknowledges that such Holder has such knowledge, sophistication, and experience in securities matters, and understands the risks related to the Company, including without limitation to, the “Risk Factors” contained in Form 20-F filed on May 15, 2024 for the fiscal year ended December 31, 2023 and subsequent filings with the SEC.

(i) Each such Holder has been afforded the opportunity to ask questions of and receive answers from duly authorized officers and/or other representatives of the Company and any additional information that the Holder had requested. The Holder has also reviewed all information including the terms hereof and of the Series F Convertible Preferred Stock, with their counsel and professional tax or economic advisers and understands the risks relating hereto.

(j) Compliance with the Securities Act. Each such Holder understands and agrees that the shares of Series F Convertible Preferred Stock have not been registered under the Securities Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the Securities Act (based in part on the accuracy of the representations and warranties of Holder contained herein), and that the Conversion Shares must be held indefinitely unless a subsequent disposition is registered under the Securities Act or is exempt from such registration.

(k) No other representations. Each such Holder is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment. Each such Holder has relied solely on its own advisors. No representations or warranties have been made to the Holder by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and in effectuating the Exchange the Holder is not relying upon any representations other than those contained herein.

(l) Shares Legend. The shares of Series F Convertible Preferred Stock and the Conversion Shares, when issued, shall bear the following or similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

If the shares of Series F Convertible Preferred Stock and the Conversion Shares to be issued to not U.S. Persons (as defined in Regulation S under the Securities Act), the following legend will be placed on such securities:

“THE SECURITIES ARE BEING OFFERED TO NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(m) Communication of Offer. The offer for the Exchange was directly communicated to each such Holder by the Company. At no time was the Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(n) Restricted Securities. Each such Holder understands that the shares of Series F Convertible Preferred Stock and the Conversion Shares, when issued pursuant to the terms of the Certificate of Designation of Series F Stock, have not been registered under the Securities Act and such Holder will not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Shares unless pursuant to an effective registration statement under the Securities Act, or unless an exemption from registration is available. Notwithstanding anything to the contrary contained in this Agreement, such Holder may transfer (with an opinion of counsel satisfactory to the Company and its counsel) the Conversion Shares to its Affiliates (as defined below), provided that each such Affiliate is either an “accredited investor” under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate includes each subsidiary of the Company. For purposes of this definition, “control” means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(o) No Governmental Review. Each such Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Exchange or the Shares or the suitability of the Exchange nor have such authorities passed upon or endorsed the merits of the Exchange.

(p) Correctness of Representations. Each such Holder represents that the foregoing representations and warranties are true and accurate as of the date hereof and shall survive the issuance and delivery of the shares of Series F Convertible Preferred Stock. If, in any respect, those representations and warranties shall not be true and accurate prior to the Closing Date, the undersigned shall immediately give written notice to the Company specifying which representations and warranties are not true and accurate and the reason therefor. It is specifically understood and agreed by such Holder that neither the Company nor its officers or directors has made, nor by this Agreement shall be construed to make, directly or indirectly, explicitly or by implication, any representation, warranty, projection, assumption, promise, covenant, opinion, recommendation or other statement of any kind or nature with respect to the anticipated operations, investment returns, cash flows, profits or losses of the Company.

(q) Survival. The foregoing representations and warranties shall survive the Closing Date for a period of two years.

5. Miscellaneous.

(a) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Further Assurances. The parties hereto agree to execute and deliver such further documents and instruments and to do such other acts and things any of them, as the case may be, may reasonably request in order to effectuate the transactions contemplated by this Agreement.

(c) Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the Republic of Marshall Islands.

(d) Counterparts. This Agreement shall be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf or email shall be deemed to be original signatures.

(e) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f) Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation or (c) if by courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses given in the signature pages hereto, or designate additional addresses, for purposes of this Section by giving the other party written notice of the new address in the manner set forth above.

(g) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(h) Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of Page Intentionally Omitted; Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, being the duly authorized representatives of the parties, have executed this Agreement as of the date set forth above.

JX LUXVENTURE GROUP INC.

By:	/s/ Sun Lei
Sun Lei
Chief Executive Officer

HOLDERS:

/s/ Wang Jin Kang
Wang Jin Kang

/s/ Fan Bo
Fan Bo

/s/ Yang Shi Lei
Yang Shi Lei

/s/ Cheng Gao
Cheng Gao

/s/ Zou Xu
Zou Xu

/s/ Liu Jun Guo
Liu Jun Guo

EXHIBIT A

Certificate of Designation of Series F Convertible Preferred Stock